                                  Exhibit 99.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In  connection  with the  quarterly  filing  of Maxim  Mortgage  Corporation,  a
Delaware  corporation (the "Company"),  on Form 10QSB for the period ended March
31, 2003, as filed with the Securities and Exchange  Commission  (the "Report"),
I, Joel  Arberman,  Director,  Chief  Executive  and  Financial  Officer  of the
Company,  certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18
U.S.C.ss.1350), that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The  information  contained in the Report fairly  presents,  in all material respects, the financial condition and result of operations of the Company.

/S/Joel Arberman
Joel Arberman
Chief Executive and Financial Officer
May 20, 2003